EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 30, 2015) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2015.

Southside reported net income of $11.8 million for the three months ended September 30, 2015, an increase of $5.7 million, or 92.9%, when compared to $6.1 million for the same period in 2014. Net income for the nine months ended September 30, 2015 increased $7.5 million, or 30.4%, to $32.3 million when compared to $24.8 million for the same period in 2014.

Diluted earnings per common share were $0.46 and $0.31 for the three months ended September 30, 2015 and 2014, respectively, an increase of $0.15, or 48.4%. For the nine months ended September 30, 2015, diluted earnings per common share increased $0.02, or 1.6%, to $1.27 when compared to $1.25 for the same period in 2014.

The return on average shareholders’ equity for the nine months ended September 30, 2015 was 9.93%, compared to 11.92% for the same period in 2014.  The return on average assets was 0.90% for the nine months ended September 30, 2015, compared to 0.97% for the same period in 2014.

“We are extremely pleased with our financial results this quarter,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “During the quarter we experienced double digit annualized loan growth of 10.8% as both prior and current quarter loan commitments began to fund. Over two-thirds of this loan growth was booked in September, elevating our anticipation of increases in revenue during the fourth quarter. We are pleased to report loan production remains strong in all of our markets, especially in our Fort Worth and Austin markets. The merger related expense reductions are virtually complete, as evidenced by the linked quarter total noninterest expense decline in each of the three quarters during 2015. We recorded approximately $0.1 million, net of tax, of merger-related expense during the third quarter and approximately $3.4 million, net of tax, of merger-related expense for the nine months. Southside’s balance sheet, asset quality, liquidity and capital all remain strong, allowing for continued strong growth in our market areas.”
“With the integration of OmniAmerican basically complete, we are now focusing on additional operational efficiencies and revenue generating and cost containment opportunities. This effort was commenced earlier this year and should be complete by the summer of 2016. The anticipated results are an enhanced customer experience, operational efficiencies and an increase in net income.”
“Loans increased $59.3 million during the quarter which more than offset the payoffs in our 1-4 family residential loans and the decrease in loans to individuals resulting primarily from the continued roll off in the indirect automobile loan portfolio, which decreased by approximately $23.0 million. During the quarter, construction loans increased $46.6 million, other real estate loans increased $36.3 million and municipal loans increased $5.9 million. Based on loans committed and activity in our pipeline, we continue to anticipate healthy overall net loan growth during 2015. We are focused on executing our business plan as we continue to add value to our customers and the communities we serve.”
Loans and Deposits

For the nine months ended September 30, 2015, total loans increased by $58.0 million, when compared to December 31, 2014.  During the nine months ended September 30, 2015, construction loans increased $74.5 million, other real estate loans increased $69.0 million, municipal loans increased $4.9 million, commercial loans increased $1.8 million, 1-4 family real estate loans decreased $12.5 million, and loans to individuals decreased $79.7 million primarily as a result of the decrease in the indirect automobile loan portfolio.  Our oil and gas exposure in the loan portfolio remained minimal at September 30, 2015 with direct oil and gas exposure of 1.48% of the loan portfolio and total direct and indirect oil and gas exposure of 2.69% of the loan portfolio.

Nonperforming assets increased during the nine months of 2015 by $21.3 million, to $33.6 million, or 0.70% of total assets, compared to 0.26% at December 31, 2014 primarily due to the downgrade of one large commercial borrowing relationship to impaired status during the first quarter of 2015 and the restructure of a large purchase credit impaired commercial loan during the three months ended September 30, 2015.

During the nine months ended September 30, 2015, the allowance for loan losses increased $5.1 million, to $18.4 million, or 0.8% of total loans, compared to 0.6% at December 31, 2014, as a result of the additional provision associated with loan growth and impaired loans. The allowance for loan losses as a percentage of total loans decreased from the comparable period in 2014 from 1.0%, as a result of the loans acquired in connection with the OmniAmerican Bancorp, Inc. acquisition measured at fair value at the acquisition date with no carryover of the allowance for loan loss and the sale of the subprime automobile loans purchased by Southside Financial Group, Inc., both of which occurred in the second half of 2014.

During the nine months ended September 30, 2015, deposits, net of brokered deposits, decreased $87.1 million, or 2.6%, compared to December 31, 2014. During this nine-month period, public fund deposits decreased $64.0 million due to seasonal fluctuations and the demand for higher interest rates on certain deposits.

Net Interest Income for the Three Months

Net interest income increased $7.6 million, or 29.4%, to $33.3 million for the three months ended September 30, 2015, when compared to $25.7 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $8.4 million, compared to the same period in 2014, which was a result of the increase in total loans. For the three months ended September 30, 2015, our net interest spread decreased to 3.26%, compared to 3.65% for the same period in 2014.  The net interest margin decreased to 3.35% for the three months ended September 30, 2015, compared to 3.80% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the yield on interest-bearing liabilities compared to the same period in 2014.

Net Interest Income for the Nine Months

Net interest income increased $18.5 million, or 22.7%, to $100.0 million for the nine months ended September 30, 2015, when compared to $81.5 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $20.4 million, compared to the same period in 2014, which was a result of the increase in total loans and total securities. For the nine months ended September 30, 2015, our net interest spread decreased to 3.32%, compared to 3.75% for the same period in 2014.  The net interest margin decreased to 3.41% for the nine months ended September 30, 2015, compared to 3.89% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the yield on interest-bearing liabilities compared to the same period in 2014.

Net Income for the Three Months

Net income increased $5.7 million, or 92.9%, for the three months ended September 30, 2015, to $11.8 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $8.4 million and an increase in noninterest income of $4.1 million combined with a decrease in provision for loan loss of $2.6 million, which were partially offset by a $6.4 million increase in noninterest expense and a $2.2 million increase in income tax expense.

Noninterest expense increased $6.4 million, or 31.8%, for the three months ended September 30, 2015, compared to the same period in 2014, primarily due to increases in salaries and employee benefits expense, occupancy expense, ATM and debit card expense, software and data processing expense and other noninterest expense which were partially offset by a decrease in professional fees.

Net Income for the Nine Months

Net income increased $7.5 million, or 30.4%, for the nine months ended September 30, 2015, to $32.3 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $20.4 million and an increase in noninterest income of $11.2 million combined with a decrease in provision for loan loss of $5.3 million, which were partially offset by a $23.4 million increase in noninterest expense and a $4.1 million increase in income tax expense.

Noninterest expense increased $23.4 million, or 38.6%, for the nine months ended September 30, 2015, compared to the same period in 2014, primarily due to increases in salaries and employee benefits expense, occupancy expense, ATM and debit card expense, software and data processing expense and other noninterest expense which were partially offset by a decrease in professional fees.

Conference Call

Southside's management team will host a conference call to discuss its third quarter 2015 results on Friday, October 30, 2015 at 9:30 am CDT.  The call can be accessed by dialing 877-340-9220 and by identifying the conference ID number 65900393 or by identifying “Southside Bancshares, Inc., Third Quarter 2015 Earnings Call.”  To listen to call via webcast, register at www.southside.com/about/investor-relations.

For those unable to listen to the conference call live, a recording of the conference call with be available from approximately 3:00 pm CDT October 30, 2015 through November 10, 2015 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (GAAP) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio., which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis.  Tax-equivalent adjustments are reported in Notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.

Tax-equivalent net interest income, net interest margin and net interest spread.  Net Interest Income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis.  Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities.

Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. That is, the ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.

These non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $4.8 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 61 banking centers in Texas and operates a network of over 70 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.

Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, merger-related integration cost savings, earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2015			2014
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$52,311	$50,406	$55,055	$64,001	$49,937
Interest-bearing deposits	19,583	26,623	52,123	20,654	19,284
Investment securities:
Available for sale, at estimated fair value	301,627	371,019	293,735	306,706	321,221
Held to maturity, at carrying value	386,385	387,212	388,106	388,823	389,529
Mortgage-backed securities:
Available for sale, at estimated fair value	1,073,368	1,094,802	1,140,140	1,142,002	674,529
Held to maturity, at carrying value	385,529	356,669	249,430	253,496	256,528
Federal Home Loan Bank stock, at cost	43,446	37,769	39,978	39,942	24,435
Loans held for sale	4,883	7,431	4,096	2,899	75,436
Loans	2,239,146	2,179,863	2,174,614	2,181,133	1,398,674
Less: Allowance for loan losses	(18,402)	(16,822)	(16,926)	(13,292)	(13,415)
Net loans	2,220,744	2,163,041	2,157,688	2,167,841	1,385,259
Premises & equipment, net	109,087	110,493	111,903	112,860	53,889
Goodwill	91,520	90,571	90,394	91,372	22,034
Other intangible assets, net	7,090	7,654	8,242	8,844	100
Bank owned life insurance	94,303	93,673	93,021	92,384	46,890
Other assets	47,599	58,655	48,482	115,437	48,960
Total assets	$4,837,475	$4,856,018	$4,732,393	$4,807,261	$3,368,031

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$681,618	$715,966	$680,122	$661,014	$585,415
Interest-bearing deposits	2,646,259	2,752,717	2,815,218	2,713,403	1,858,149
Total deposits	3,327,877	3,468,683	3,495,340	3,374,417	2,443,564
Short-term obligations	445,008	284,783	143,371	301,605	53,924
Long-term obligations	558,867	632,565	609,856	660,363	536,315
Other liabilities	58,575	38,313	49,012	45,633	43,119
Total liabilities	4,390,327	4,424,344	4,297,579	4,382,018	3,076,922
Shareholders' equity	447,148	431,674	434,814	425,243	291,109
Total liabilities and shareholders' equity	$4,837,475	$4,856,018	$4,732,393	$4,807,261	$3,368,031

	At or For the Three Months Ended
	2015			2014
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Income Statement:
Total interest income	$38,211	$37,750	$38,607	$29,613	$29,840
Total interest expense	4,926	4,845	4,816	4,259	4,120
Net interest income	33,285	32,905	33,791	25,354	25,720
Provision for loan losses	2,276	268	3,848	3,287	4,868
Net interest income after provision for loan losses	31,009	32,637	29,943	22,067	20,852
Noninterest income
Deposit services	5,213	4,920	4,989	3,988	3,860
Net gain on sale of securities available for sale	875	105	2,476	1,170	1,151
Impairment of investment in SFG Finance, LLC	—	—	—	(516)	(2,239)
Gain on sale of loans	305	822	377	54	108
Trust income	835	820	893	805	798
Bank owned life insurance income	661	653	669	393	320
Other	1,227	1,099	1,644	1,255	1,021
Total noninterest income	9,116	8,419	11,048	7,149	5,019
Noninterest expense
Salaries and employee benefits	15,733	16,869	18,199	21,829	12,798
Occupancy expense	3,071	2,593	3,459	1,946	1,773
Advertising, travel & entertainment	642	683	657	582	489
ATM and debit card expense	617	750	679	385	327
Professional fees	825	793	742	4,464	1,132
Software and data processing expense	819	1,237	1,031	3,099	543
Telephone and communications	534	603	469	332	292
FDIC insurance	624	629	638	446	437
FHLB prepayment fees	—	—	—	539	—
Other	3,527	3,768	3,835	3,457	2,226
Total noninterest expense	26,392	27,925	29,709	37,079	20,017
Income (loss) before income tax expense	13,733	13,131	11,282	(7,863)	5,854
Income tax expense (benefit)	1,971	1,967	1,903	(3,918)	(243)
Net income (loss)	$11,762	$11,164	$9,379	$(3,945)	$6,097

Common share data:
Weighted-average basic shares outstanding	25,360	25,337	25,322	20,757	19,809
Weighted-average diluted shares outstanding	25,445	25,425	25,403	20,757	19,915
Shares outstanding end of period	25,373	25,351	25,331	25,317	19,863
Net income (loss) per common share
Basic	$0.46	$0.44	$0.37	$(0.19)	$0.31
Diluted	0.46	0.44	0.37	(0.19)	0.31
Cash dividend paid per common share	0.23	0.23	0.23	0.32	0.22

Selected Performance Ratios:
Return on average assets	0.96%		0.93%	0.79%	(0.43)%	0.72%
Return on average shareholders’ equity	10.65	10.41	10.30	8.79	(4.94)	8.41
Average yield on interest earning assets	3.79		3.83	3.95	3.92	4.32
Average yield on interest bearing liabilities	0.53		0.53	0.53	0.63	0.67
Net interest spread	3.26		3.30	3.42	3.29	3.65
Net interest margin	3.35		3.39	3.50	3.42	3.80
Average interest earnings assets to average interest bearing liabilities	121.61		120.22	118.36	125.71	128.27
Noninterest expense to average total assets	2.16		2.34	2.50	4.04	2.38
Efficiency ratio	56.36		59.98	62.07	60.04	55.05

	At or For the Nine Months Ended
	September 30,
	2015	2014
Income Statement:
Total interest income	$114,568	$94,165
Total interest expense	14,587	12,697
Net interest income	99,981	81,468
Provision for loan losses	6,392	11,651
Net interest income after provision for loan losses	93,589	69,817
Noninterest income
Deposit services	15,122	11,292
Net gain on sale of securities available for sale	3,456	1,660
Impairment of investment in SFG Finance, LLC	—	(2,239)
Gain on sale of loans	1,504	269
Trust income	2,548	2,340
Bank owned life insurance income	1,983	941
Other	3,970	3,077
Total noninterest income	28,583	17,340
Noninterest expense
Salaries and employee benefits	50,801	38,992
Occupancy expense	9,123	5,313
Advertising, travel & entertainment	1,982	1,637
ATM and debit card expense	2,046	946
Professional fees	2,360	3,363
Software and data processing expense	3,087	1,530
Telephone and communications	1,606	890
FDIC insurance	1,891	1,319
Other	11,130	6,635
Total noninterest expense	84,026	60,625
Income before income tax expense	38,146	26,532
Income tax expense	5,841	1,754
Net income	$32,305	$24,778

Common share data:
Weighted-average basic shares outstanding	25,340	19,782
Weighted-average diluted shares outstanding	25,424	19,881
Net income per common share
Basic	$1.27	$1.25
Diluted	1.27	1.25
Book value per common share	17.62	14.66
Cash dividend paid per common share	0.69	0.64

Selected Performance Ratios:
Return on average assets	0.90%	0.97%
Return on average shareholders’ equity	9.93	11.92
Average yield on interest earning assets	3.85	4.42
Average yield on interest bearing liabilities	0.53	0.67
Net interest spread	3.32	3.75
Net interest margin	3.41	3.89
Average interest earnings assets to average interest bearing liabilities	120.06	126.45
Noninterest expense to average total assets	2.33	2.37
Efficiency ratio	59.48	53.94

	Southside Bancshares, Inc.
	Selected Financial Data (Unaudited)
	(In thousands)

	Three Months Ended
	2015			2014
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Nonperforming assets	33,621	27,794	27,262	12,277	9,864
Nonaccrual loans	20,988	21,223	20,321	4,096	4,685
Accruing loans past due more than 90 days	—	30	1	4	1
Restructured loans	11,772	5,667	5,782	5,874	4,388
Other real estate owned	793	787	985	1,738	383
Repossessed assets	68	87	173	565	407

Asset Quality Ratios:
Nonaccruing loans to total loans	0.94%	0.97%	0.93%	0.19%	0.33%
Allowance for loan losses to nonaccruing loans	87.68	79.26	83.29	324.51	286.34
Allowance for loan losses to nonperforming assets	54.73	60.52	62.09	108.27	136.00
Allowance for loan losses to total loans	0.82	0.77	0.78	0.61	0.96
Nonperforming assets to total assets	0.70	0.57	0.58	0.26	0.29
Net charge-offs to average loans	0.13	0.07	0.04	0.88	2.76

Capital Ratios:
Shareholders’ equity to total assets	9.24	8.89	9.19	8.85	8.64
Average shareholders’ equity to average total assets	9.03	9.07	8.98	8.71	8.61
Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

Real Estate Loans:
Construction	$342,282	$295,633	$275,960	$267,830	$178,127
1-4 Family Residential	678,431	683,944	693,137	690,895	394,889
Other	537,161	500,906	470,877	468,171	332,519
Commercial Loans	228,272	228,789	241,100	226,460	162,356
Municipal Loans	262,384	256,492	252,756	257,492	256,319
Loans to Individuals	190,616	214,099	240,784	270,285	74,464
Total Loans	$2,239,146	$2,179,863	$2,174,614	$2,181,133	$1,398,674

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	September 30, 2015			June 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,200,241	$24,779	4.47%	$2,188,886	$24,889	4.56%
Loans Held For Sale	5,327	52	3.87%	3,675	45	4.91%
Securities:
Investment Securities (Taxable) (4)	86,105	475	2.19%	86,561	459	2.13%
Investment Securities (Tax-Exempt)(3)(4)	638,767	8,750	5.43%	627,405	8,752	5.60%
Mortgage-backed Securities (4)	1,441,129	8,318	2.29%	1,400,389	7,666	2.20%
Total Securities	2,166,001	17,543	3.21%	2,114,355	16,877	3.20%
FHLB stock and other investments, at cost	45,963	65	0.56%	42,741	65	0.61%
Interest Earning Deposits	26,216	15	0.23%	39,609	29	0.29%
Total Interest Earning Assets	4,443,748	42,454	3.79%	4,389,266	41,905	3.83%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,285			49,760
Bank Premises and Equipment	110,028			111,384
Other Assets	263,038			259,319
Less: Allowance for Loan Loss	(17,021)			(17,059)
Total Assets	$4,849,078			$4,792,670
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,903	60	0.10%	$234,097	59	0.10%
Time Deposits	833,962	1,360	0.65%	853,410	1,313	0.62%
Interest Bearing Demand Deposits	1,600,454	1,065	0.26%	1,701,559	1,121	0.26%
Total Interest Bearing Deposits	2,667,319	2,485	0.37%	2,789,066	2,493	0.36%
Short-term Interest Bearing Liabilities	398,905	354	0.35%	232,471	154	0.27%
Long-term Interest Bearing Liabilities – FHLB Dallas	527,591	1,720	1.29%	569,302	1,837	1.29%
Long-term Debt (5)	60,311	367	2.41%	60,311	361	2.40%
Total Interest Bearing Liabilities	3,654,126	4,926	0.53%	3,651,150	4,845	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	715,326			669,068
Other Liabilities	41,606			37,607
Total Liabilities	4,411,058			4,357,825
SHAREHOLDERS’ EQUITY	438,020			434,845
Total Liabilities and Shareholders’ Equity	$4,849,078			$4,792,670
NET INTEREST INCOME		$37,528			$37,060
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.39%
NET INTEREST SPREAD			3.26%			3.30%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,044 and $1,047 for the three months ended September 30, 2015 and June 30, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,199 and $3,108 for the three months ended September 30, 2015 and June 30, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2015 and June 30, 2015, loans on nonaccrual status totaled $20,988 and $21,223, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	March 31, 2015			December 31, 2014
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,189,163	$24,938	4.62%	$1,529,467	$17,601	4.57%
Loans Held For Sale	1,987	28	5.71%	41,666	35	0.33%
Securities:
Investment Securities (Taxable) (4)	49,437	237	1.94%	30,867	139	1.79%
Investment Securities (Tax-Exempt)(3)(4)	645,231	8,834	5.55%	638,849	8,775	5.45%
Mortgage-backed Securities (4)	1,392,606	8,462	2.46%	1,051,385	6,898	2.60%
Total Securities	2,087,274	17,533	3.41%	1,721,101	15,812	3.64%
FHLB stock and other investments, at cost	43,886	93	0.86%	28,942	37	0.51%
Interest Earning Deposits	58,576	34	0.24%	69,701	43	0.24%
Total Interest Earning Assets	4,380,886	42,626	3.95%	3,390,877	33,528	3.92%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	57,367			45,009
Bank Premises and Equipment	112,635			63,598
Other Assets	282,421			154,958
Less: Allowance for Loan Loss	(13,625)			(13,445)
Total Assets	$4,819,684			$3,640,997
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$229,946	53	0.09%	$138,724	35	0.10%
Time Deposits	863,477	1,362	0.64%	625,896	1,043	0.66%
Interest Bearing Demand Deposits	1,699,225	1,114	0.27%	1,278,924	899	0.28%
Total Interest Bearing Deposits	2,792,648	2,529	0.37%	2,043,544	1,977	0.38%
Short-term Interest Bearing Liabilities	272,302	142	0.21%	95,484	271	1.13%
Long-term Interest Bearing Liabilities – FHLB Dallas	576,199	1,792	1.26%	497,948	1,652	1.32%
Long-term Debt (5)	60,311	353	2.37%	60,311	359	2.36%
Total Interest Bearing Liabilities	3,701,460	4,816	0.53%	2,697,287	4,259	0.63%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	645,573			594,326
Other Liabilities	40,058			32,360
Total Liabilities	4,387,091			3,323,973
SHAREHOLDERS’ EQUITY	432,593			317,024
Total Liabilities and Shareholders’ Equity	$4,819,684			$3,640,997
NET INTEREST INCOME		$37,810			$29,269
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.50%			3.42%
NET INTEREST SPREAD			3.42%			3.29%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,050 and $874 for the three months ended March 31, 2015 and December 31, 2014, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $2,969 and $3,041 for the three months ended March 31, 2015 and December 31, 2014, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of March 31, 2015 and December 31, 2014, loans on nonaccrual status totaled $20,321 and $4,096, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	September 30, 2014
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$1,416,061	$18,172	5.09%
Loans Held For Sale	1,277	4	1.24%
Securities:
Investment Securities (Taxable) (4)	43,951	210	1.90%
Investment Securities (Tax-Exempt)(3)(4)	698,438	9,614	5.46%
Mortgage-backed Securities (4)	902,406	6,070	2.67%
Total Securities	1,644,795	15,894	3.83%
FHLB stock and other investments, at cost	26,123	36	0.55%
Interest Earning Deposits	45,726	31	0.27%
Total Interest Earning Assets	3,133,982	34,137	4.32%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	39,533
Bank Premises and Equipment	53,626
Other Assets	132,724
Less: Allowance for Loan Loss	(18,029)
Total Assets	$3,341,836
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$118,745	32	0.11%
Time Deposits	573,893	1,011	0.70%
Interest Bearing Demand Deposits	1,168,888	833	0.28%
Total Interest Bearing Deposits	1,861,526	1,876	0.40%
Short-term Interest Bearing Liabilities	39,146	226	2.29%
Long-term Interest Bearing Liabilities – FHLB Dallas	482,241	1,659	1.36%
Long-term Debt (5)	60,311	359	2.36%
Total Interest Bearing Liabilities	2,443,224	4,120	0.67%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	578,866
Other Liabilities	32,058
Total Liabilities	3,054,148
SHAREHOLDERS’ EQUITY	287,688
Total Liabilities and Shareholders’ Equity	$3,341,836
NET INTEREST INCOME		$30,017
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.80%
NET INTEREST SPREAD			3.65%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,008 for the three months ended September 30, 2014.

(3)	Interest income includes taxable-equivalent adjustment of $3,289 for the three months ended September 30, 2014.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2014, loans on nonaccrual status totaled $4,685. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Nine Months Ended
	September 30, 2015			September 30, 2014
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,192,804	$74,606	4.55%	$1,384,269	$56,849	5.49%
Loans Held For Sale	3,675	125	4.55%	682	12	2.35%
Securities:
Investment Securities (Taxable)(4)	74,169	1,171	2.11%	33,943	476	1.87%
Investment Securities (Tax-Exempt)(3)(4)	637,110	26,336	5.53%	666,084	27,488	5.52%
Mortgage-backed Securities (4)	1,411,553	24,446	2.32%	1,057,683	21,309	2.69%
Total Securities	2,122,832	51,953	3.27%	1,757,710	49,273	3.75%
FHLB stock and other investments, at cost	44,204	223	0.67%	28,597	144	0.67%
Interest Earning Deposits	41,348	78	0.25%	49,850	96	0.26%
Total Interest Earning Assets	4,404,863	126,985	3.85%	3,221,108	106,374	4.42%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	52,108			42,780
Bank Premises and Equipment	111,341			53,012
Other Assets	268,188			126,457
Less: Allowance for Loan Loss	(15,914)			(18,435)
Total Assets	$4,820,586			$3,424,922
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,326	172	0.10%	$115,633	101	0.12%
Time Deposits	850,175	4,035	0.63%	604,881	3,244	0.72%
Interest Bearing Demand Deposits	1,666,718	3,300	0.26%	1,215,800	2,631	0.29%
Total Interest Bearing Deposits	2,749,219	7,507	0.37%	1,936,314	5,976	0.41%
Short-term Interest Bearing Liabilities	301,689	650	0.29%	53,604	353	0.88%
Long-term Interest Bearing Liabilities – FHLB Dallas	557,519	5,349	1.28%	497,076	5,303	1.43%
Long-term Debt (5)	60,311	1,081	2.40%	60,311	1,065	2.36%
Total Interest Bearing Liabilities	3,668,738	14,587	0.53%	2,547,305	12,697	0.67%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	676,911			570,854
Other Liabilities	39,764			28,765
Total Liabilities	4,385,413			3,146,924
SHAREHOLDERS’ EQUITY	435,173			277,998
Total Liabilities and Shareholders’ Equity	$4,820,586			$3,424,922
NET INTEREST INCOME		$112,398			$93,677
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.41%			3.89%
NET INTEREST SPREAD			3.32%			3.75%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $3,141 and $3,025 for the nine months ended September 30, 2015 and 2014, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $9,276 and $9,184 for the nine months ended September 30, 2015 and 2014, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2015 and 2014, loans on nonaccrual status totaled $20,988 and $4,685, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.